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                                                                EXHIBIT 99.B11

                        REPORT OF INDEPENDENT AUDITORS

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Kemper International Fund as of October 31, 1996, the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the fiscal periods since 1987. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of October 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Kemper International Fund at October 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the fiscal periods since 1987, in conformity with generally accepted accounting principles.

                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP


Chicago, Illinois
December 17, 1996
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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated December 17, 1996 in the Registration Statement (Form N-1A) of Kemper International Fund, and its incorporation by reference in the related prospectus and statement of additional information of Kemper Global Income Fund and Kemper International Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 (File No. 2-70639) and in this Amendment No. 23 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-3136).


                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP

Chicago, Illinois
February 21, 1997